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EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-53374 and 333-105963) and Form S-3 (File Nos. 333-106126, 333-117264 and 333-119864) of Evergreen Solar, Inc. of our
report dated March 10, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts
March 10, 2005